Patterson Companies Reports Fiscal 2016 Fourth-Quarter Operating Results

•	Fourth-quarter sales reached $1.5 billion, up 41.6 percent on a constant currency basis, including the impact of sales from Animal Health International, Inc.

•	On the same basis, full fiscal-year sales rose to $5.4 billion, up 39.5 percent.

•	Quarterly adjusted earnings from continuing operations[1] totaled $0.77 per diluted share, up 35.1 percent over the prior year.

•	Company achieves full fiscal-year adjusted earnings from continuing operations[1] of $2.47 per diluted share.

•	Company establishes adjusted earnings guidance for fiscal 2017 of $2.60 to $2.70 per diluted share.

St. Paul, Minn. - May 26, 2016 - Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $1.5 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 30, 2016, up 41 percent over the same period last year. Sales in this fiscal 2016 period include results from the acquisition of Animal Health International, Inc.

Reported net income from continuing operations was $65.6 million, or $0.68 per diluted share, compared to $53.5 million, or $0.54 per diluted share, in last year’s fiscal fourth quarter. Adjusted net income from continuing operations1, which excludes certain non-recurring and deal amortization costs, totaled $74.1 million for the fourth quarter of fiscal 2016, a 32 percent gain over $56.3 million in the same quarter last year. Adjusted earnings per diluted share from continuing operations1 was $0.77 in the 2016 fourth quarter, a 35 percent year-over-year improvement.

“Patterson Companies completed fiscal 2016 with solid bottom-line performance that reflects the additional operational discipline that we will continue to build into our businesses,” said Scott Anderson, chairman, president and chief executive officer. “In our Animal Health segment, integration initiatives remained on pace during the quarter and our realized synergies were on plan. Although we were pleased with bottom-line results within our Dental segment, we did not meet our revenue expectations and intend to capitalize on opportunities to improve segment results to better reflect the industry leadership we have built.”

Anderson continued, “Overall, in fiscal 2016, we achieved multiple milestones that will move us significantly closer to transforming into two highly focused and efficient business segments with strong growth prospects.”

Patterson Dental
Sales for Patterson Dental, which represent approximately 46 percent of total company sales, were $662.1 million, slightly down on a constant currency basis from the same quarter last year. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies rose 3.3 percent

•	Equipment sales declined 6.9 percent, primarily reflecting lower digital equipment sales, partially offset by improved CEREC sales, which reached a record level in the quarter

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies, climbed 3.6 percent

Anderson said, “During the fourth quarter, we delivered record CEREC sales and an increase in consumable sales that was ahead of the growth in the end markets that we serve. Sales of digital equipment, which faced a tough year-over-year comparison, underperformed our expectations. We continue to shape our approach to meet the changing needs of our markets and customers and to enhance our performance.”

Patterson Animal Health
Sales for Patterson Animal Health, which comprise approximately 54 percent of the company’s total sales, more than doubled to $780.8 million. Sales from Animal Health International, Inc. contributed $403.6 million to the segment during the quarter. Excluding the contribution from Animal Health International, Inc., sales improved 8.2 percent on a constant currency basis, largely driven by a 10.5 percent increase in the U.S. and a 5.0 percent improvement in the U.K. Changes in selling arrangement for certain products benefited consolidated Animal Health segment sales by 2 to 3 percent.

Anderson added, “The solid performance in our industry-leading Animal Health segment this quarter was again led by our U.S companion animal business, as well as a strong contribution from our U.K. operations. As forecasted, livestock end-market conditions continued to create headwinds for our production animal business during the period. However, we are pleased with our integration progress and the synergies we are achieving, and we remain focused on sales execution.”

Discontinued Operations
On August 28, 2015, Patterson Companies completed the sale of Patterson Medical to Madison Dearborn Partners for approximately $715 million. As a result of the sale, results of Patterson Medical are classified and reported as discontinued operations for all periods presented.

Share Repurchases and Dividends
For the full fiscal year, Patterson repurchased approximately 4.4 million shares of its outstanding common stock, with a value of $200 million, leaving approximately 16 million shares for repurchase under the current authorization. Patterson did not repurchase shares during the fiscal 2016 fourth quarter. The company also paid $23.6 million in cash dividends to shareholders in the fourth quarter and $90.6 million in fiscal 2016.

Year-to-Date Results1
Consolidated sales for fiscal 2016 totaled $5.4 billion, a 38 percent year-over-year increase. Reported net income from continuing operations was $185.7 million, or $1.90 per diluted share, compared to reported net income from continuing operations of $180.1 million, or $1.81 per diluted share, in the year-ago period. Adjusted net income from continuing operations was $241.4 million, or $2.47 per diluted share, compared to adjusted net income from continuing operations of $188.7 million, or $1.89 per diluted share, in the year-ago period, as outlined in the Fourth-Quarter and Full-Year Reconciliation table1. Fiscal 2016 also includes the impact of an extra week.

Business Outlook
Anderson concluded, “With the portfolio changes we made in fiscal 2016, we have taken the initial steps toward repositioning Patterson Companies for more sustainable and profitable growth in the future. In fiscal 2017, we will deploy our enterprise resource planning initiative, further shape our approach in the Dental segment, capture additional synergies within the Animal Health segment, intensify our focus on sales execution and seek strategic acquisitions. These are the key milestones toward achieving our larger growth goals ahead and I am confident in our ability to meet them. With this in mind, we are establishing our adjusted earnings guidance for fiscal 2017 of $2.60 to $2.70 per diluted share.”

The fiscal 2017 annual financial outlook and adjusted earnings guidance:

•	Assumes stable North American and international markets

•	Excludes the impact of additional share repurchases

•	Excludes new acquisitions

•	Excludes transaction-related costs, integration and business restructuring expenses and deal amortization (See Fourth-Quarter and Full-Year Reconciliation table below)

•	Includes $25 million step up in operating expense associated with the ERP implementation

1Fourth-Quarter and Full-Year Reconciliation
The following non-GAAP table is provided to adjust reported net income and diluted earnings per share for the impact of tax affected one-time costs, current and prior-year deal amortization costs and tax costs related to cash repatriation. Management believes that the adjusted net income and diluted earnings per share amounts may provide a helpful representation of the company’s current quarter performance.

(Dollars in thousands, except EPS)
	Three Months Ended		Twelve Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015
Net income from continuing operations - reported	$65,620	$53,459	$185,684	$180,083
Transaction-related costs	353	928	10,360	928
Deal amortization	6,910	1,954	25,417	7,721
Integration expense	863	—	3,842	—
Accelerated debt issuance costs	—	—	3,205	—
Non-recurring IT training costs	349	—	601	—
Tax impact of repatriation of cash	—	—	12,300	—
Net income from continuing operations - adjusted	$74,095	$56,341	$241,409	$188,732

Diluted earnings per share from continuing operations - reported	$0.68	$0.54	$1.90	$1.81
Transaction-related costs	—	0.01	0.11	0.01
Deal amortization	0.07	0.02	0.26	0.08
Integration expense	0.01	—	0.04	—
Accelerated debt issuance costs	—	—	0.03	—
Non-recurring IT training costs	—	—	0.01	—
Tax impact of repatriation of cash	—	—	0.13	—
Diluted earnings per share from continuing operations - adjusted*	$0.77	$0.57	$2.47	$1.89

*May not foot due to rounding

Fourth-Quarter Conference Call and Replay
Patterson’s fourth-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on

Patterson’s website. A replay of the fourth-quarter conference call can be heard for one week at 888-510-1786 and by providing the Conference ID 4390254, when prompted.
About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.
Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market
Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.
This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600

John M. Wright
Vice President, Investor Relations
651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015

Net sales	$1,453,770	$1,035,061	$5,386,703	$3,910,865

Gross profit	363,741	288,203	1,322,748	1,060,549

Operating expenses	257,397	199,130	975,035	755,963

Operating income from continuing operations	106,344	89,073	347,713	304,586

Other expense, net	(8,543)	(7,132)	(46,020)	(30,268)

Income from continuing operations before taxes	97,801	81,941	301,693	274,318

Income taxes	32,181	28,482	116,009	94,235

Net income from continuing operations	65,620	53,459	185,684	180,083
Net income (loss) from discontinued operations	—	11,059	1,500	43,178
Net income	$65,620	$64,518	$187,184	$223,261

Basic earnings (loss) per share:
Continuing operations	$0.69	$0.54	$1.91	$1.82
Discontinued operations	—	0.11	0.02	0.44
Net basic earnings per share	$0.69	$0.65	$1.93	$2.26

Diluted earnings (loss) per share:
Continuing operations	$0.68	$0.54	$1.90	$1.81
Discontinued operations	—	0.11	0.01	0.43
Net diluted earnings per share	$0.68	$0.65	$1.91	$2.24

Shares:
Basic	95,460	98,981	97,222	98,989
Diluted	96,121	99,677	97,902	99,694

Dividends declared per common share	$0.24	$0.22	$0.90	$0.82

Gross margin - reported	25.0%	27.8%	24.6%	27.1%

Operating expenses as a % of net sales - adjusted	16.8%	18.8%	17.0%	19.0%
Adjustments[1]	0.9	0.4	1.1	0.3
Operating expenses as a % of net sales - reported	17.7%	19.2%	18.1%	19.3%

Operating income as a % of net sales - adjusted	8.2%	9.0%	7.6%	8.1%
Adjustments[1]	(0.9)	(0.4)	(1.1)	(0.3)
Operating income as a % of net sales - reported	7.3%	8.6%	6.5%	7.8%

Effective tax rate - adjusted	33.3%	34.7%	34.2%	34.2%
Adjustments[1]	(0.4)	0.1	4.3	0.2
Effective tax rate - reported	32.9%	34.8%	38.5%	34.4%

[1] Refer to the press release for the definition of adjustments to reported results

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30, 2016	April 25, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$137,453	$400,632
Receivables	796,693	586,263
Inventory	722,140	408,422
Prepaid expenses and other current assets	91,255	59,561
Current assets held for sale	—	118,347
Total current assets	1,747,541	1,573,225
Property and equipment, net	293,315	204,133
Goodwill and other intangible assets	1,325,889	424,949
Long-term receivables, net and other	154,059	107,147
Long-term assets held for sale	—	635,794
Total assets	$3,520,804	$2,945,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$566,253	$323,294
Other accrued liabilities	226,582	215,075
Current maturities of long-term debt	16,500	—
Borrowings on revolving credit	20,000	—
Current liabilities held for sale	—	39,316
Total current liabilities	829,335	577,685
Long-term debt	1,022,155	722,542
Other non-current liabilities	227,568	81,484
Long-term liabilities held for sale	—	49,414
Total liabilities	2,079,058	1,431,125
Stockholders' equity	1,441,746	1,514,123
Total liabilities and stockholders' equity	$3,520,804	$2,945,248

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	April 30, 2016	April 25, 2015	Total Sales Growth	Foreign Exchange Impact	Animal Health International Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable[1]	$1,111,287	$677,236	64.1%	(1.4)%	59.6%	5.9%
Equipment and software	246,930	268,363	(8.0)	(0.5)	—	(7.5)
Other[1]	95,553	89,462	6.8	(0.6)	0.2	7.2
Total	$1,453,770	$1,035,061	40.5%	(1.1)%	39.0%	2.6%

Dental
Consumable[1]	$354,563	$344,873	2.8%	(0.5)%	—%	3.3%
Equipment and software	234,222	252,859	(7.4)	(0.5)	—	(6.9)
Other[1]	73,359	71,106	3.2	(0.4)	—	3.6
Total	$662,144	$668,838	(1.0)%	(0.5)%	—%	(0.5)%

Animal Health
Consumable[1]	$756,724	$332,363	127.7%	(2.3)%	121.4%	8.6%
Equipment and software	12,708	15,504	(18.0)	(0.1)	—	(17.9)
Other[1]	11,354	8,114	39.9	(3.2)	2.1	41.0
Total	$780,786	$355,981	119.3%	(2.3)%	113.4%	8.2%

Corporate
Other[1]	$10,840	$10,242	5.8%	—%	—%	5.8%
Total	$10,840	$10,242	5.8%	—%	—%	5.8%

Twelve Months Ended

Consolidated net sales
Consumable[1]	$4,153,921	$2,697,581	54.0%	(2.0)%	51.8%	4.2%
Equipment and software	857,001	865,013	(0.9)	(1.2)	—	0.3
Other[1]	375,781	348,271	7.9	(1.2)	(0.3)	9.4
Total	$5,386,703	$3,910,865	37.7%	(1.8)%	35.7%	3.8%

Dental
Consumable[1]	$1,378,886	$1,319,407	4.5%	(1.3)%	—%	5.8%
Equipment and software	806,993	818,342	(1.4)	(1.3)	—	(0.1)
Other[1]	290,355	277,254	4.7	(1.1)	—	5.8
Total	$2,476,234	$2,415,003	2.5%	(1.3)%	—%	3.8%

Animal Health
Consumable[1]	$2,775,035	$1,378,174	101.4%	(2.8)%	101.4%	2.8%
Equipment and software	50,008	46,671	7.2	(0.1)	—	7.3
Other[1]	37,206	31,725	17.3	(3.8)	(3.4)	24.5
Total	$2,862,249	$1,456,570	96.5%	(2.7)%	95.8%	3.4%

Corporate
Other[1]	$48,220	$39,292	22.7%	—%	—%	22.7%
Total	$48,220	$39,292	22.7%	—%	—%	22.7%

[1] Certain sales were reclassified from consumable to other in current and prior periods.

PATTERSON COMPANIES, INC.
SUPPLEMENTARY FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015

Operating income (loss)
Dental	$88,722	$86,333	$312,176	$300,357
Animal Health	30,210	16,483	94,318	56,670
Corporate	(12,588)	(13,743)	(58,781)	(52,441)
Total	$106,344	$89,073	$347,713	$304,586

Other (expense) income, net
Interest income	$916	$970	$2,830	$4,026
Interest expense	(10,134)	(7,869)	(50,065)	(33,693)
Other	675	(233)	1,215	(601)
Total	$(8,543)	$(7,132)	$(46,020)	$(30,268)

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	April 30, 2016	April 25, 2015

Operating activities:
Net income	$187,184	$223,261
Net income from discontinued operations	1,500	43,178
Net income from continuing operations	185,684	180,083
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation & amortization	82,383	44,523
Non-cash employee compensation	28,851	23,070
Change in assets and liabilities, net of acquired	(102,045)	(42,612)
Net cash provided by operating activities- continuing operations	194,873	205,064
Net cash (used in) provided by operating activities- discontinued operations	(38,544)	57,627
Net cash provided by operating activities	156,329	262,691
Investing activities:
Additions to property and equipment, net of disposals	(79,354)	(60,662)
Acquisitions and equity investments	(1,106,583)	(10,515)
Proceeds from sale of securities	48,744	40,775
Other investing activities	22,320	17,492
Net cash used in investing activities- continuing operations	(1,114,873)	(12,910)
Net cash provided by investing activities- discontinued operations	714,239	3,311
Net cash used in investing activities	(400,634)	(9,599)
Financing activities:
Dividends paid	(90,597)	(81,760)
Share repurchases	(200,000)	(47,539)
Proceeds from issuance of long-term debt, net	988,400	250,000
Retirement of long-term debt	(682,375)	(250,000)
Settlement of swap	—	(29,003)
Draw on revolver	20,000	—
Other financing activities	7,441	7,367
Net cash provided by (used in) financing activities	42,869	(150,935)
Effect of exchange rate changes on cash	(8,371)	(19,805)
Net change in cash and cash equivalents	$(209,807)	$82,352